EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Ciglarette, Inc. for the quarter ending November 30, 2010, I, Lisan Rahman, President, Chief Executive Officer and Director of Ciglarette, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending November 30, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending November 30, 2010, fairly represents in all material respects, the financial condition and results of operations of Ciglarette, Inc.

Date:  January 10, 2011

/s/ Lisan Rahman
Lisan Rahman
President, Chief Executive Officer, and Director